   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 24, 1997
                                            REGISTRATION STATEMENT NO. 333-35465

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ----------------------------

                                POST-EFFECTIVE
                                AMENDMENT NO. 1
                                       TO

                                    FORM S-3
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                            -------------------------
                               APOLLO GROUP, INC.
             (Exact name of registrant as specified in its charter)

           ARIZONA                                               86-0419443
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                             4615 EAST ELWOOD STREET
                             PHOENIX, ARIZONA 85040
                                 (602) 966-5394
               (Address, including zip code, and telephone number,
              including area code, of principal executive offices)


                                JAMES W. HOGGATT
                            VICE PRESIDENT OF FINANCE
                           AND CHIEF FINANCIAL OFFICER
                               APOLLO GROUP, INC.
                             4615 EAST ELWOOD STREET
                             PHOENIX, ARIZONA 85040
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)


                                   COPIES TO:
                               JON S. COHEN, ESQ.
                        CHRISTOPHER J. LITTLEFIELD, ESQ.
                              SNELL & WILMER L.L.P.
                               ONE ARIZONA CENTER
                           PHOENIX, ARIZONA 85004-0001
                                 (602) 382-6000


        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

     As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. / /

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. /x/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box./ /

                                EXPLANATORY NOTE

        Apollo Group, Inc. has prepared this Post-Effective Amendment No. 1 for the sole purpose of filing with the Securities and Exchange Commission Exhibit No. 23.2 to the Registration Statement. Post-Effective Amendment No. 1 does not modify any provision of the Prospectus included in the Registration Statement; accordingly, the related Prospectus has not been included herein.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The estimated expenses in connection with the issuance and distribution of the securities being registered are as follows:

SEC Registration Fee .....................................               $ 5,303*
Nasdaq Listing Fee .......................................               $ 9,000
Legal Fees and Expenses ..................................               $10,000
Accounting Fees and Expenses .............................               $10,000
Blue Sky Fees and Disbursements ..........................               $    --
Miscellaneous ............................................               $ 2,697
                                                                         -------
       Total .............................................               $37,000

*  Previously paid.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's Articles of Incorporation limit personal liability of directors, to the Corporation or its shareholders, for monetary damages for breach of their fiduciary duty as a director except to the extent such limitation of liability is not permitted under Arizona law. Arizona law provides that the liability of a director may not be eliminated or limited for (i) transactions in which a director receives a financial benefit to which the director is not entitled; (ii) an intentional infliction of harm on the corporation or the shareholders; (iii) liability for unlawful distributions in violation of Arizona law or the Articles of Incorporation or (iv) an intentional violation of criminal law. In addition the Company's Bylaws provide that the Company may indemnify any and all of its directors and officers, or former directors and officers, to the fullest extent permitted by law or by the Articles of Incorporation against claims and liabilities to which such persons may become subject. Arizona law generally provides that indemnification is permissible only when the director or officer acted in good faith and in a manner reasonably believed to be in the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Subject to that standard of care indemnification is mandatory under Arizona law for "outside directors" as defined under Arizona law. Indemnification of directors is precluded in connection with a proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with any other proceeding charging improper personal benefit to the director, whether or not involving action in the director's official capacity, in which the director was adjudged liable on the basis that personal benefit was improperly received by the director.

         For information regarding the Company's undertaking to submit to adjudication the issue of indemnification for violation of the securities laws, see Item 17 hereof.

         In addition, the Company is paying directors' and officers' liability insurance for claims up to $5,000,000.

ITEM 16.  EXHIBITS


EXHIBIT                                                           Page or
NUMBER                  Description                               Method of Filing
1                       Letter Agreement between NEFE and         *
                        BT Alex. Brown Inc., dated
                        September 23, 1997 and related
                        Indemnity Agreements
4                       Restated and Amended Articles of          Incorporated by reference to Exhibit
                        Incorporation of the Company              3.1 of the Company's Quarterly
                                                                  Report on Form 10-Q for the
                                                                  quarter ended November 30, 1996
5                       Opinion of Snell & Wilmer,                *
                        L.L.P.
10.1                    Asset Purchase Agreement by               *
                        and among National Endowment
                        for Financial Education(R), Apollo
                        Online, Inc., and Apollo Group,
                        Inc., dated August 21, 1997
10.2                    Assignment and Amendment of               *
                        Asset Purchase Agreement by and
                        among National Endowment for
                        Financial Education, the College
                        of Financial Planning, Inc., Apollo
                        Online, Inc., and Apollo Group, Inc.,
                        dated September 23, 1997.
23.1                    Consent of Price Waterhouse LLP,          *
                        Independent Accountants
23.2                    Consent of Deloitte & Touche LLP,         Filed herewith
                        Independent Accountants
23.3                    Consent of Snell & Wilmer,                Included in Exhibit 5
                        L.L.P.
24                      Powers of Attorney                        *



*   Previously filed.

ITEM 17. UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, as amended ("Securities Act"), each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


          Pursuant to the requirements of the Securities Act of 1933, Apollo Group, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Phoenix and State of Arizona on September 23, 1997.


                                    APOLLO GROUP, INC., an Arizona corporation


                                    By /s/ JOHN G.  SPERLING
                                       -----------------------------------------
                                           John G. Sperling
                                           President and Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

              Signature                                     Title                                  Date
/s/ JOHN G. SPERLING                         Chairman of the Board, President and                  September 23, 1997
--------------------------------------            Chief Executive Officer
John G. Sperling                               (Principal Executive Officer)

/s/ *                                        Senior Vice President and Director                   September 23, 1997
--------------------------------------
William H. Gibbs

/s/ *                                        Senior Vice President and Director                   September 23, 1997
--------------------------------------
Jerry F. Noble

/s/ *                                        Vice President of Administration,                   September 23, 1997
--------------------------------------             Secretary and Director
Peter V. Sperling

/s/ JAMES W. HOGGATT                         Vice President of Finance and Chief                  September 23, 1997
--------------------------------------   Financial Officer (Principal Financial and
James W. Hoggatt                                     Accounting Officer)

/s/ *                                      Vice President of Business Development                 September 23, 1997
--------------------------------------                  and Director
J. Jorge Klor de Alva

              Signature                                     Title                                  Date
/s/ *                                                       Director                                September 23, 1997
-----------------
Thomas C. Weir

/s/ *                                                       Director                                September 23, 1997
---------------------
Dino J. DeConcini

*By: /s/ JAMES W. HOGGATT
--------------------------
     James W. Hoggatt
     Attorney-in-Fact

                                      II-5